                                             Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No.333-257271-01 on Form S-3 of Block Financial LLC and Registration Statement No. 333-257271 on Form S-3 and Nos. 333-42736, 333-70402, 333-106710, 333-160957, 333-183913, 333-183915, and 333-220555 on Form S-8 of H&R Block, Inc. of our reports dated August 17, 2023, relating to the financial statements of H&R Block, Inc. and the effectiveness of H&R Block, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended June 30, 2023.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
August 17, 2023